Exhibit 99.1

Contact:

Monica Vinay, Vice President, Investor

Relations & Treasurer (330) 761-6212

Myers Industries Acquires

Tuffy Manufacturing Industries, Inc.

Solidifies leadership position of Myers’ Distribution Segment in the

Commercial Auto and Truck Fleet market

August 26, 2019, Akron, Ohio - Myers Industries, Inc. (NYSE: MYE) today announced that it has acquired the assets of Tuffy Manufacturing Industries, Inc., a warehouse distributor of tire repair equipment and supplies.

Founded in 1964 in Akron, Tuffy provides automotive and heavy-duty truck service-related parts, tools and accessories to tire dealers, retreaders and the trucking industry. Tuffy has established itself as an innovator, market leader and best-in-class solutions provider to customers located across North America. Tuffy will operate as part of Myers Tire Supply and Steve Zimmerman will continue to lead Tuffy as a premier customer and service driven operation. Tuffy’s sales for the trailing twelve months ended June 30, 2019 were approximately $20 million. Tuffy is expected to be accretive to earnings in 2020.

“The acquisition of Tuffy aligns with our strategy to grow in key niche markets and focus on strategic account customers,” said Dave Banyard, President and Chief Executive Officer. “In line with our transformation plan, this acquisition further positions our Distribution Segment as a leader in the growing Commercial Auto and Truck Fleet market and is expected to immediately have a positive impact on the segment’s EBITDA margin. At a mid-single-digit purchase price multiple, this transaction is a great example of how we intend to deploy our capital for acquisitions and create both near-term and long-term value for our shareholders.”

About Myers Industries

Myers Industries, Inc. is an international manufacturer of polymer products for industrial, agricultural, automotive, commercial and consumer markets. The Company is also the largest distributor of tools, equipment and supplies for the tire, wheel and under- vehicle service industry in the United States. Visit www.myersindustries.com to learn more.

Caution on Forward-Looking Statements

Statements in this release include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not of historical fact may be deemed “forward-looking”. Words such as “expect”, “believe”, “project”, “plan”, “anticipate”, “intend”, “objective”, “outlook”, “target”, “goal”, “view” and similar expressions identify forward-looking statements. These statements are based on management’s current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside of the Company’s control that could cause actual results to materially differ from those expressed or implied. Risks and uncertainties include: raw material availability, increases in raw material costs, or other production costs; risks associated with our strategic growth initiatives or the failure to achieve the anticipated benefits of such initiatives; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; operational problems at our manufacturing facilities, or unexpected failures at those facilities; future economic and financial conditions in the United States and around the world; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; and other risks as detailed in the Company’s 10-K and other reports filed with the Securities and Exchange Commission. Such reports are available on the Securities and Exchange Commission’s public reference facilities and its website at www.sec.gov and on the Company’s Investor Relations section of its website at www.myersindustries.com. Myers Industries undertakes no obligation to publicly update or revise any forward-looking statements contained herein. These statements speak only as of the date made.